Exhibit 99.1

Boise Inc.

Investor Relations

1111 West Jefferson PO Box 990050 Boise, ID 83799-0050
T 208 384 7456 F 208 395 7400

News Release

Media Contact	Investor Relations Contact
Virginia Aulin	Jason Bowman
Office 208 384 7837	Office 208 384 7456

For Immediate Release:  November 4, 2008

Boise Inc. Announces Financial Results for Third Quarter 2008

•                  Net income of $4.4 million or $0.06 per share, an increase of $22.5 million vs. net loss of $18.1 million or ($0.23) per share in second quarter 2008

•                  EBITDA of $77.9 million, excluding special items, up from $74.1 million in third quarter 2007 and $40.1 million in second quarter 2008

BOISE, Idaho – Boise Inc. (NYSE: BZ) today reported net income of $4.4 million or $0.06 per diluted share for third quarter 2008, an increase of $22.5 million over the net loss of $18.1 million or ($0.23) per diluted share in second quarter 2008.  EBITDA was $77.9 million, excluding special items, for third quarter 2008, an increase of 5% over $74.1 million for the packaging and paper assets of Boise Cascade, L.L.C. (“the Predecessor”) for third quarter 2007.  Special items include $11.3 million of non-cash mark-to-market expenses associated with natural gas hedging derivatives and $5.5 million in lost production and costs incurred in shutting down and restarting the DeRidder, Louisiana, mill as a result of Hurricanes Gustav and Ike.

FINANCIAL HIGHLIGHTS

	Boise Inc.	Predecessor	Boise Inc.
($ in millions)	3Q 2008	3Q 2007	2Q 2008
Sales	$633.1	$583.7	$618.4
Income from operations	$30.1	$50.7	$7.6
Net income (loss)	$4.4	$50.2	$(18.1)
Net income (loss) per share basic and diluted	$0.06	$—	$(0.23)
EBITDA (a)	$61.1	$74.3	$40.1
EBITDA excluding special items (b)	$77.9	$74.1	$40.1

Interest expense	$27.5	$—	$26.1
Depreciation and amortization (c)	$31.4	$23.0	$32.7
Net covenant debt (d)	$1,018.1	N/A	$1,026.8

(a)	For reconciliation of net income (loss) to EBITDA, see “Summary Notes to Consolidated Financial Statements and Segment Information.”

(b)	For reconciliation of EBITDA excluding special items, see “Summary Notes to Consolidated Financial Statements and Segment Information.”

(c)	Predecessor period excludes $10.4 million of depreciation due to classification of property as assets held for sale.

(d)	Net covenant debt is calculated in accordance with credit agreements. For reconciliation to total debt, see “Summary Notes to Consolidated Financial Statements and Segment Information.”

-more-

“In the third quarter, we improved our earnings as we continued to execute on our strategy and realize previously announced price increases,” said Alexander Toeldte, President and Chief Executive Officer of Boise Inc.  “We improved margins, generated positive cash flow, and made progress on paying down debt.  We are pleased but not satisfied with these results and remain focused on our transformation to a packaging and office papers company as we navigate through a weakening economy and uncertain demand.”

Financial Highlights

Boise Inc. reported net income of $4.4 million or $0.06 per diluted share for third quarter 2008 compared to a net loss of $18.1 million or ($0.23) per diluted share in second quarter 2008.  Predecessor net income for third quarter 2007, which does not include interest expense and depreciation for assets held for sale, was $50.2 million.

Operating income for third quarter 2008 was $30.1 million, an increase of $22.5 million over the $7.6 million in second quarter 2008.  Predecessor operating income was $50.7 million in third quarter 2007, which excluded $10.4 million of depreciation.  Third quarter 2008 net income and operating income were negatively impacted by the previously mentioned $16.8 million in special items.

EBITDA was $61.1 million for third quarter 2008, an increase of $21.0 million, or 52% over $40.1 million for second quarter 2008.  Predecessor EBITDA was $74.3 million for third quarter 2007.  Excluding special items, EBITDA for third quarter 2008 was $77.9 million, an increase of $37.8 million, or 94% over $40.1 million for second quarter 2008 and $3.8 million, or 5% over $74.1 million for third quarter 2007.

Total net debt for third quarter 2008 was $1,082.2 million, a decline of $6.3 million from second quarter 2008.  Net debt, as defined for covenant calculations, was $1,018.1 million for third quarter 2008, a decline of $8.7 million from $1,026.8 million in second quarter 2008.

Sales

Sales for third quarter 2008 were $633.1 million, an increase of $49.4 million, or 8% compared to Predecessor sales of $583.7 million for third quarter 2007, and 2% over second quarter 2008 sales of $618.4 million.  Paper segment sales increased 7% during third quarter 2008 compared to third quarter

2007, driven by higher prices partially offset by lower volumes.  Packaging segment sales increased 10% during third quarter 2008 as compared to the third quarter of last year, driven by higher pricing and partially offset by lower corrugated sheet volume.

Prices and Volumes

The pricing environment for most uncoated freesheet grades during third quarter 2008 continued to be favorable.  Average net selling prices of uncoated freesheet improved $79 per ton, or 9% to $955 per ton during third quarter 2008 compared to third quarter 2007 and improved 3% over second quarter 2008.   Overall, uncoated freesheet volumes were 364,000 tons during the quarter, flat versus the prior year period.  Year to date, volumes were 1.1 million tons in 2008, down 1% compared to the same period in 2007.  Premium and specialty volumes increased 15% from the prior year third quarter, led by a 25% increase in combined sales of premium office papers, label and release, and flexible packaging grades. Premium and specialty volumes increased 6% over second quarter 2008.

Linerboard net selling prices improved 2% to $392 per ton in third quarter 2008 compared to third quarter 2007 due to increased market prices and declined 1% from second quarter 2008, due to changes in product and customer mix.  Linerboard sales volumes increased 5% compared to the prior year period and were down 7% from second quarter 2008 due to lost production caused by Hurricanes Gustav and Ike.

Corrugated container and sheet prices improved 9% in third quarter 2008 over prices for these products during third quarter 2007 and 4% over second quarter 2008 prices.  Sales volumes declined 4% versus third quarter 2007, due primarily to lower volumes from our sheet plant in Waco, Texas, as a result of slowing industrial markets in that region and market disruption caused by Hurricane Ike.  Sales volumes in third quarter 2008 increased 3% over second quarter 2008.

Newsprint pricing continued to improve in third quarter 2008 as net selling prices increased by $126 per ton, or 27% to $594 per ton versus third quarter 2007 and 9% over second quarter 2008.  All of the company’s newsprint production is marketed by AbitibiBowater.  In August, AbitibiBowater announced an additional $60-per-ton price increase to be phased in during the fourth quarter 2008; however, there is no assurance that the announced price increase will be fully realized.  Newsprint volumes were flat compared to third quarter 2007 and were down 8% from second quarter 2008 due to mill lost production caused by Hurricanes Gustav and Ike.

Input Costs

Total fiber, energy, and chemical costs for third quarter 2008 were $303.7 million, an increase of $49.1 million, or 19% over costs of $254.6 million for third quarter 2007.  Excluding the $11.3 million impact of non-cash expense and income associated with natural gas hedging, total fiber, energy, and chemical costs were $292.4 million, an increase of $37.6 million, or 15% compared to $254.8 million in third quarter 2007, and declined $1.3 million from $293.7 million in second quarter 2008.

INPUT COST SUMMARY

	Boise Inc.	Predecessor	Boise Inc.
($ in millions)	3Q 2008	3Q 2007	2Q 2008
Fiber	$136.4	$127.5	$142.3
Energy (a)	$95.6	$67.4	$84.3
Chemicals	$71.7	$59.7	$63.4

Total	$303.7	$254.6	$290.0
Energy excluding mark-to-market expenses	$84.3	$67.6	$88.0
Total excluding mark-to-market expenses	$292.4	$254.8	$293.7

(a)  Includes $11.3 million expenses for non-cash mark-to-market expenses in third quarter 2008 and $0.2 million and $3.7 million non-cash mark-to-market income in third quarter 2007 and second quarter 2008, respectively.

Total fiber costs during third quarter 2008 were $136.4 million, an increase of $8.9 million, or 7% over the $127.5 million incurred for fiber in third quarter 2007, driven primarily by increased residual chip prices in the Pacific Northwest and increased prices in pulp and recycled fiber.  Fiber costs in third quarter 2008 declined $5.9 million, or 4% from $142.3 million for second quarter 2008, due to reduced purchased pulp consumption at our paper mill in International Falls, Minnesota, primarily as a result of the planned maintenance shutdown in second quarter.  Energy costs in third quarter 2008 were $95.6 million, an increase of $28.2 million, or 42% compared to $67.4 million in the same quarter a year ago, driven primarily by non-cash expenses associated with natural gas hedging and higher prices for natural gas, electricity, and wood fuel.  Energy costs in third quarter 2008 increased $11.3 million, or 13% compared to $84.3 million in second quarter 2008, due to non-cash expenses associated with natural gas hedging partially offset by lower realized natural gas prices.  Chemical costs in third quarter 2008 were $71.7 million, an increase of $12.0 million, or 20% compared to $59.7 million in the prior year’s third quarter, and up $8.3 million, or 13% compared to $63.4 million in second quarter 2008, driven by higher prices for commodity chemicals.

Webcast and Conference Call

Boise Inc. will host a webcast and conference call on Tuesday, November 4, 2008, at 12:00 p.m. Eastern, at which time we will review the company’s recent performance.  To participate in the conference call, dial 866-841-1001 (international callers should dial 832-445-1689).  The webcast may be accessed through Boise’s Internet site and will be archived for one year following the call.  Go to www.BoiseInc.com and click on the link to the webcast under Webcasts & Presentations on the Investors drop-down menu.

A replay of the conference call will be available in Webcasts & Presentations from November 4 at 1:00 p.m. Eastern through December 4 at 11:59 p.m. Eastern.  Playback numbers are 800-642-1687 for U.S. callers and 706-645-9291 for international callers.  The passcode is 69593830.

About Boise Inc.

Headquartered in Boise, Idaho, Boise Inc. (NYSE: BZ) manufactures packaging products and papers including corrugated containers, containerboard, label and release and flexible packaging papers, imaging papers for the office and home, printing and converting papers, newsprint, and market pulp.  Our entire team of more than 4,550 employees is committed to delivering excellent value while managing our businesses to sustain environmental resources for future generations.  Visit our website at www.BoiseInc.com.

Basis of Presentation

On February 22, 2008, we completed the acquisition of Boise Cascade, L.L.C.’s packaging and paper manufacturing businesses (the Acquisition).  The Acquisition was accounted for in accordance with SFAS No. 141, Business Combinations, resulting in a new basis of accounting from that previously reported by the Predecessor.  However, sales and most operating cost items are substantially consistent with those reported by the Predecessor.  Finished goods inventory was revalued to estimated selling prices less costs of disposal and a reasonable profit on the disposal.  Depreciation changed as a result of adjustments to the fair values of property and equipment due to our purchase price allocation.

We present our consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP).  Our earnings release also supplements the GAAP presentations by reflecting EBITDA.  EBITDA represents income (loss) before interest, income tax provision (benefit), and depreciation, amortization, and depletion.  EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments.  We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies with substantial financial leverage.  We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance.  For example, we believe that the inclusion of items such as taxes, interest expense, and interest income distorts management’s ability to assess and view the core operating trends in our segments.  EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.  The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion, which represent significant and unavoidable operating costs, given the level of our indebtedness and the capital expenditures needed to maintain our businesses.  Management compensates for these limitations by relying on our GAAP results.  Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release may contain statements that are “forward looking” as defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements.

Forward-looking statements involve risks and uncertainties, including but not limited to economic, competitive, and technological factors outside our control that may cause our business, strategy, or actual results to differ materially from the forward-looking statements.  Factors that could cause actual results to differ materially from the forward-looking statements include, among others, our ability to realize the announced price increases; our substantial level of indebtedness; our continued ability to comply with our financial covenants and debt service obligations; our ability to comply with the continued listing requirements of the NYSE; changes in the supply of, demand for, or prices of our products; the activities of competitors; changes in significant operating expenses, including raw material and energy costs; changes in currency exchange rates; changes in the availability of capital; general economic and business conditions in the United States and elsewhere; changes in the regulatory environment, including requirements for enhanced environmental compliance; and other risks and uncertainties that are detailed in our filings with the Securities and Exchange Commission.  The Company does not intend, and undertakes no obligation, to update any forward-looking statements.

Boise Inc.

(Formerly Aldabra 2 Acquisition Corp., a Corporation in the Development Stage)
Consolidated Statements of Income (Loss)

(unaudited, in thousands, except share data)

	Boise Inc.			Predecessor
	Three	Three	Three	Three
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	June 30,	September 30,
	2008	2007	2008	2007
Sales
Trade	$610,909	$—	$586,583	$409,393
Related parties	22,209	—	31,824	174,337
	633,118	—	618,407	583,730
Costs and expenses
Materials, labor, and other operating expenses	526,731	—	544,090	472,865
Fiber costs from related parties	21,213	—	7,015	9,527
Depreciation, amortization, and depletion	31,426	—	32,689	22,969
Selling and distribution expenses	13,803	—	14,817	14,720
General and administrative expenses	9,891	134	12,262	12,608
Other (income) expense, net	(36)	—	(96)	317
	603,028	134	610,777	533,006

Income (loss) from operations	30,090	(134)	7,630	50,724

Foreign exchange gain (loss)	(449)	—	(209)	605
Change in fair value of interest rate derivatives	(306)	—	510	—
Interest expense	(27,484)	(3)	(26,145)	—
Interest income	153	5,259	178	190
	(28,086)	5,256	(25,666)	795

Income (loss) before income taxes	2,004	5,122	(18,036)	51,519
Income tax (provision) benefit	2,379	(2,331)	(14)	(1,301)
Net income (loss)	$4,383	$2,791	$(18,050)	$50,218

Weighted average common shares outstanding:
Basic	77,259,947	51,750,000	77,259,947	—
Diluted	78,438,847	51,750,000	77,259,947	—

Net income (loss) per common share:
Basic and diluted	$0.06	$0.05	$(0.23)	$—

Segment Information

(unaudited, in thousands)

	Boise Inc.			Predecessor
	Three	Three	Three	Three
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	June 30,	September 30,
	2008	2007	2008	2007
Segment sales
Paper	$430,973	$—	$410,877	$402,143
Packaging	212,886	—	217,147	193,017
Intersegment eliminations and other	(10,741)	—	(9,617)	(11,430)
	$633,118	$—	$618,407	$583,730
Segment income (loss)
Paper	$25,304	$—	$7,835	$50,096
Packaging	10,148	—	4,642	4,224
Corporate and Other	(5,811)	(134)	(5,056)	(2,991)
	29,641	(134)	7,421	51,329

Change in fair value of interest rate derivatives	(306)	—	510	—
Interest expense	(27,484)	(3)	(26,145)	—
Interest income	153	5,259	178	190
Income (loss) before income taxes	$2,004	$5,122	$(18,036)	$51,519

EBITDA (a)
Paper	$49,378	$—	$26,777	$62,124
Packaging	16,422	—	17,637	14,519
Corporate and Other	(4,733)	(134)	(4,304)	(2,345)
	$61,067	$(134)	$40,110	$74,298

Boise Inc.

(Formerly Aldabra 2 Acquisition Corp., a Corporation in the Development Stage)
Consolidated Statements of Income (Loss)

(unaudited, in thousands, except share data)

	Boise Inc.		Predecessor
	Nine	February 1		Nine
	Months	(Inception)	January 1	Months
	Ended	through	through	Ended
	September 30,	September 30,	February 21,	September 30,
	2008	2007	2008	2007
Sales
Trade	$1,423,536	$—	$258,430	$1,215,777
Related parties	55,977	—	101,490	529,276
	1,479,513	—	359,920	1,745,053
Costs and expenses
Materials, labor, and other operating expenses	1,266,250	—	313,931	1,464,284
Fiber costs from related parties	46,857	—	7,662	30,834
Depreciation, amortization, and depletion	76,862	—	477	84,536
Selling and distribution expenses	34,563	—	9,097	43,587
General and administrative expenses	26,702	152	6,606	32,335
Other (income) expense, net	(160)	—	(989)	(567)
	1,451,074	152	336,784	1,655,009

Income (loss) from operations	28,439	(152)	23,136	90,044

Foreign exchange gain (loss)	(1,511)	—	54	1,207
Change in fair value of interest rate derivatives	204	—	—	—
Interest expense	(65,064)	(3)	(2)	—
Interest income	2,152	5,769	161	475
	(64,219)	5,766	213	1,682

Income (loss) before income taxes	(35,780)	5,614	23,349	91,726
Income tax (provision) benefit	5,742	(2,555)	(563)	(2,982)
Net income (loss)	$(30,038)	$3,059	$22,786	$88,744

Weighted average common shares outstanding:
Basic and diluted	72,418,643	27,628,512	—	—

Net income (loss) per common share:
Basic and diluted	$(0.41)	$0.11	$—	$—

Segment Information

(unaudited, in thousands)

	Boise Inc.		Predecessor
	Nine	February 1		Nine
	Months	(Inception)	January 1	Months
	Ended	through	through	Ended
	September 30,	September 30,	February 21,	September 30,
	2008	2007	2008	2007
Segment sales
Paper	$1,014,053	$—	$253,508	$1,198,275
Packaging	489,918	—	113,485	579,922
Intersegment eliminations and other	(24,458)	—	(7,073)	(33,144)
	$1,479,513	$—	$359,920	$1,745,053

Segment income (loss)
Paper	$44,988	$—	$20,718	$81,920
Packaging	(4,971)	—	5,685	14,644
Corporate and Other	(13,089)	(152)	(3,213)	(5,313)
	26,928	(152)	23,190	91,251

Change in fair value of interest rate derivatives	204	—	—	—
Interest expense	(65,064)	(3)	(2)	—
Interest income	2,152	5,769	161	475
Income (loss) before income taxes	$(35,780)	$5,614	$23,349	$91,726

EBITDA (a)
Paper	$95,124	$—	$21,066	$126,633
Packaging	19,511	—	5,738	52,242
Corporate and Other	(10,845)	(152)	(3,137)	(3,088)
	$103,790	$(152)	$23,667	$175,787

Boise Inc.

(Formerly Aldabra 2 Acquisition Corp., a Corporation in the Development Stage)

Consolidated Balance Sheets

(unaudited, in thousands)

	Boise Inc.		Predecessor
	September 30, 2008	December 31, 2007	December 31, 2007
ASSETS

Current
Cash and cash equivalents	$27,128	$186	$8
Cash held in trust	—	403,989	—
Receivables
Trade, less allowances of $880, $0, and $1,063	245,141	—	181,799
Related parties	4,154	—	36,452
Other	5,451	—	10,224
Inventories	334,502	—	324,679
Deferred income taxes	15,137	85	—
Other	13,570	59	6,936
	645,083	404,319	560,098
Property
Property and equipment, net	1,286,450	—	1,192,344
Fiber farms and deposits	14,213	—	17,843
	1,300,663	—	1,210,187

Deferred financing costs	75,368	—	—
Goodwill	—	—	42,218
Intangible assets, net	35,860	—	23,967
Other assets	6,929	3,293	9,242
Total assets	$2,063,903	$407,612	$1,845,712

Boise Inc.

(Formerly Aldabra 2 Acquisition Corp., a Corporation in the Development Stage)
Consolidated Balance Sheets (continued)

(unaudited, in thousands, except share data)

	Boise Inc.		Predecessor
	September 30, 2008	December 31, 2007	December 31, 2007
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current
Current portion of long-term debt	$14,125	$—	$—
Income taxes payable	450	1,280	306
Accounts payable
Trade	209,049	—	178,686
Related parties	9,427	—	299
Accrued liabilities
Compensation and benefits	44,532	—	53,573
Interest payable	753	—	—
Deferred underwriting fee	—	12,420	—
Other	23,524	1,015	16,716
	301,860	14,715	249,580
Debt
Long-term debt, less current portion	1,031,075	—	—
Notes payable	64,083	—	—
	1,095,158	—	—
Other
Deferred income taxes	22,448	—	896
Compensation and benefits	63,747	—	6,030
Other long-term liabilities	31,060	—	29,427
	117,255	—	36,353

Common stock subject to possible conversion	—	159,760	—
(16,555,860 shares at conversion value at December 31, 2007)

Commitments and contingent liabilities

Stockholders’ Equity
Business unit equity	—	—	1,559,779
Preferred stock, $.0001 par value per share: 1,000,000 shares authorized; none issued	—	—	—
Common stock, $.0001 par value per share: 250,000,000 shares authorized: 79,722,147 shares and 51,750,000 shares issued and outstanding (which included 16,555,860 shares subject to possible conversion at December 31, 2007)	8	5	—
Additional paid-in capital	573,990	227,640	—
Accumulated other comprehensive income	178	—	—
Income accumulated during development stage	—	5,492	—
Accumulated deficit	(24,546)	—	—
Total stockholders’ equity	549,630	233,137	1,559,779
Total liabilities and stockholders’ equity	$2,063,903	$407,612	$1,845,712

Boise Inc.

(Formerly Aldabra 2 Acquisition Corp. a Corporation in the Development Stage)
Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Boise Inc.		Predecessor
	Nine	February 1		Nine
	Months	(Inception)	January 1	Months
	Ended	through	through	Ended
	September 30,	September 30,	February 21,	September 30,
	2008	2007	2008	2007
Cash provided by (used for) operations
Net income (loss)	$(30,038)	$3,059	$22,786	$88,744
Items in net income (loss) not using (providing) cash
Depreciation, amortization, and depletion of deferred financing costs and other	83,803	—	477	84,536
Share-based compensation expense	1,934	—	—	—
Related-party interest expense	2,760	—	—	—
Notes payable interest expense	2,989	—	—	—
Interest income on cash held in trust	—	(5,766)	—	—
Pension and other postretirement benefit expense	7,128	—	1,826	9,938
Deferred income taxes	(5,742)	—	11	130
Change in fair value of energy derivatives	7,471	—	(37)	375
Change in fair value of interest rate derivatives	(204)	—	—	—
Gain on changes in retiree healthcare programs	—	—	—	(4,367)
(Gain) loss on sales of assets, net	4	—	(943)	1,271
Other	1,511	—	(54)	(1,207)
Decrease (increase) in working capital, net of acquisitions
Receivables	(1,851)	—	(23,522)	(31,030)
Inventories	(20,660)	—	5,343	(8,083)
Prepaid expenses	(5,400)	(53)	875	(793)
Accounts payable and accrued liabilities	29,869	14	(10,718)	8,001
Current and deferred income taxes	(1,488)	2,463	335	1,831
Pension and other postretirement benefit payments	(291)	—	(1,826)	(9,938)
Other	(3,388)	—	2,326	548
Cash provided by (used for) operations	68,407	(283)	(3,121)	139,956
Cash provided by (used for) investment
Acquisitions of businesses and facilities	(1,215,641)	(694)	—	—
Cash released from (held in) trust, net	403,989	(398,765)	—	—
Expenditures for property and equipment	(58,928)	—	(10,168)	(106,021)
Sales of assets	241	—	17,662	5,163
Other	(1,838)	—	863	1,759
Cash provided by (used for) investment	(872,177)	(399,459)	8,357	(99,099)
Cash provided by (used for) financing
Issuances of long-term debt	1,105,700	—	—	—
Payments of long-term debt	(60,500)	—	—	—
Issuances of short-term debt	—	137	—	—
Payments of short-term debt	—	(137)	—	—
Payments to stockholders for exercise of conversion rights	(120,170)	—	—	—
Payments of deferred financing fees	(81,898)	—	—	—
Payments of deferred underwriters fees	(12,420)	(16,560)	—	—
Proceeds from sale of shares of common stock to initial stockholders	—	25	—	—
Proceeds from public offering	—	414,000	—	—
Proceeds from issuance of insider warrants	—	3,000	—	—
Net equity transactions with related parties	—	—	(5,237)	(40,856)
Other	—	(640)	—	—
Cash provided by (used for) financing	830,712	399,825	(5,237)	(40,856)
Increase (decrease) in cash and cash equivalents	26,942	83	(1)	1
Balance at beginning of the period	186	—	8	7
Balance at end of the period	$27,128	$83	$7	$8

Summary Notes to Consolidated Financial Statements and Segment Information

The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the Company’s 2007 Annual Report on Form 10-K, Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on February 28, 2008, the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008, as well as the other reports the Company files with the SEC.  Net income (loss) for all periods presented involved estimates and accruals.

Boise Inc. (formerly Aldabra 2 Acquisition Corp.) or “the Company,” “we,” “us,” or  “our” was a blank check company, created on February 1, 2007 (inception) and organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with an operating business.  On February 22, 2008, Boise Inc. completed the Acquisition of Boise White Paper, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise Cascade Transportation Holdings Corp. (collectively, the Paper Group), and other assets and liabilities related to the operation of the paper, packaging and newsprint, and transportation businesses of the Paper Group and part of the headquarters operations of Boise Cascade, L.L.C. (Boise Cascade).  The business we acquired is referred to as the “Predecessor.”

The accompanying consolidated statements of income (loss) and cash flows for the nine months ended September 30, 2008, include the activities of Aldabra 2 Acquisition Corp. prior to the Acquisition and the operations of the acquired businesses from February 22, 2008, through September 30, 2008.  The consolidated statements of income for the period of January 1 through February 21, 2008, and for the three and nine months ended September 30, 2007, and the consolidated statements of cash flows for the period of January 1 through February 21, 2008, and the nine months ended September 30, 2007, of the Predecessor are presented for comparative purposes.  The three months ended September 30, 2007, and the period February 1 (inception) through September 30, 2007, represent the activities of Aldabra 2 Acquisition Corp.

Boise Inc. operates its business in three reportable segments: Paper, Packaging, and Corporate and Other (support services) and is headquartered in Boise, Idaho.  Boise Inc. manufactures commodity and premium office papers, a range of packaging papers, including label and release papers, flexible packaging papers, and printing and converting papers.  Boise Inc. also manufactures corrugated containers, containerboard, newsprint, and market pulp.

(a)          EBITDA represents income (loss) before interest (change in fair value of interest rate derivatives, interest expense, and interest income), income taxes, and depreciation, amortization, and depletion.  The following table reconciles net income (loss) to EBITDA for Boise Inc. for the three months ended September 30, 2008 and 2007, and the three months ended June 30, 2008; for the Predecessor three months ended September 30, 2007, and for the period of January 1 through February 21, 2008 (unaudited, in thousands):

	Boise Inc.			Predecessor
	Three	Three	Three		Three
	Months	Months	Months	January 1	Months
	Ended	Ended	Ended	through	Ended
	September 30,	September 30,	June 30,	February 21,	September 30,
	2008	2007	2008	2008	2007

Net income (loss)	$4,383	$2,791	$(18,050)	$22,786	$50,218
Change in fair value of interest rate derivatives	306	—	(510)	—	—
Interest expense	27,484	3	26,145	2	—
Interest income	(153)	(5,259)	(178)	(161)	(190)
Income tax provision (benefit)	(2,379)	2,331	14	563	1,301
Depreciation, amortization, and depletion	31,426	—	32,689	477	22,969
EBITDA	$61,067	$(134)	$40,110	$23,667	$74,298

The following table reconciles net income (loss) to EBITDA for Boise Inc. for the nine months ended September 30, 2008, the period of February 1 (inception) through September 30, 2007; for the Predecessor period of January 1 through February 21, 2008, and the nine months ended September 30, 2007 (unaudited, in thousands):

	Boise Inc.		Predecessor
	Nine	February 1		Nine
	Months	(Inception)	January 1	Months
	Ended	through	through	Ended
	September 30,	September 30,	February 21,	September 30,
	2008	2007	2008	2007

Net income (loss)	$(30,038)	$3,059	$22,786	$88,744
Change in fair value of interest rate derivatives	(204)	—	—	—
Interest expense	65,064	3	2	—
Interest income	(2,152)	(5,769)	(161)	(475)
Income tax provision (benefit)	(5,742)	2,555	563	2,982
Depreciation, amortization, and depletion	76,862	—	477	84,536
EBITDA	$103,790	$(152)	$23,667	$175,787

The following table reconciles EBITDA to EBITDA excluding special items for Boise Inc. for the three months ended September 30, 2008, and June 30, 2008, and for the Predecessor three months ended September 30, 2007 (unaudited, in thousands):

	Boise Inc.		Predecessor
	Three Months Ended September 30, 2008	Three Months Ended June 30, 2008	Three Months Ended September 30, 2007

EBITDA	$61,067	$40,110	$74,298
Impact of energy derivatives	11,341	(3,666)	(201)
Inventory revaluation expense	—	3,699	—
Hurricane losses	5,482	—	—
EBITDA excluding special items	$77,890	$40,143	$74,097

The following table reconciles total debt to net debt and net covenant debt at September 30, 2008, and June 30, 2008 (unaudited, in thousands):

	Boise Inc.
	September 30, 2008	June 30, 2008

Current portion of long-term debt	$14,125	$12,563
Long-term debt, less current portion and notes payable	1,031,075	1,035,388
Notes payable	64,083	61,655
Total debt	1,109,283	1,109,606
Less cash and cash equivalents	(27,128)	(21,125)
Net debt	1,082,155	1,088,481
Less notes payable	(64,083)	(61,655)
Net covenant debt	$1,018,072	$1,026,826

The Combined EBITDA for the nine months ended September 30, 2008 (unaudited, in thousands):

Nine Months Ended September 30, 2008

Boise Inc.	$103,790
Predecessor	23,667
$127,457